As filed with the Securities and Exchange Commission on January 23, 1998
                                                  Registration No.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                                MOVIE STAR, INC.
             (Exact name of registrant as specified in its charter)


             New York                                       13-5651322
      State or Jurisdiction of                           (I.R.S. Employer
    Incorporation or Organization                      Identification Number)

                               136 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                    (Address of principal executive offices)

                        1994 INCENTIVE STOCK OPTION PLAN,
                        1988 MANAGEMENT STOCK OPTION PLAN
                            (Full title of the Plans)

                             MARK M. DAVID, Chairman
                                Movie Star, Inc.
                               136 Madison Avenue
                            New York, New York 10016
                                 (212) 684-3400
 (Name, address and telephone number, including area code, of agent for service)

                                  with a copy

                                       to:
                            MICHAEL A. SALBERG, ESQ.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed maximum      Proposed maximum
Title of Securities                         Amount to be         offering price          aggregate               Amount of
to be registered                            registered(1)           per share           offering price         registration fee
=======================================  ==================== ===================== ========================  =====================
Common Stock issuable upon exercise of
options which may be granted under the
1994 Incentive Stock Option Plan ("the
"1994 ISOP")...........................     335,000 Shares           $0.625(2)              $209,375.00               $  61.76
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of    1,595,000 Shares          $0.6250(3)              $996,875.00               $ 294.08
options granted and outstanding under
the 1994 ISOP .........................      70,000 Shares          $1.1250(4)              $ 78,750.00               $  23.23
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of
options which may be granted under the
1988 Management Stock Option Plan
("1988 Management Plan")...............     400,000 Shares           $0.625(2)              $250,000.00               $  73.75
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of
options granted and outstanding under
the 1988 Management Plan...............     350,000 Shares          $0.6250(5)              $218,750.00               $  64.53
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL......................................................................................................  $ 517.35
===================================================================================================================================
                                                                                                            (footnotes on next page)





(1) The amount being registered represents the maximum aggregate number of shares of Common Stock that may be issued by the Company upon exercise of options granted or which may be granted under the 1994 ISOP and 1988 Management Plan. Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of each plan.

(2) Based on the last sale price of the Common Stock ($0.625 ) as reported by American Stock Exchange on January 22, 1998, in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended
         ("Securities Act").

(3) Represents the $0.6250 per share exercise price payable for 1,595,000 shares that may be acquired under outstanding options granted pursuant to the 1994 ISOP in accordance with Rule 457(h) promulgated under the Securities Act.

(4) Represents the $1.1250 per share exercise price payable for 70,000 shares that may be acquired under outstanding options granted pursuant to the 1994 ISOP in accordance with Rule 457(h) promulgated under the Securities Act.

(5) Represents the $0.6250 per share exercise price payable for 350,000 shares that may be acquired under outstanding options granted pursuant to the 1988 Management Plan in accordance with Rule 457(h) promulgated under the Securities Act.

                               ------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains 44 pages. The exhibit index may be found on page II-5 of the consecutively numbered pages of the Registration Statement.

                               ------------------

 THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS

                                MOVIE STAR, INC.

                        1994 INCENTIVE STOCK OPTION PLAN
                        2,000,000 Shares of Common Stock

                        1988 MANAGEMENT STOCK OPTION PLAN
                         750,000 Shares of Common Stock



         This Prospectus relates to (i) 2,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Movie Star, Inc. ("Company") issuable upon the exercise of stock options ("Options") which have been or which may be granted under the Company's 1994 Incentive Stock Option Plan ("1994 Plan"), and
(ii) 750,000 shares of Common Stock issuable upon exercise of Options which may be granted under the Company's 1988 Management Stock Option Plan ("Management Plan") (the 1994 Plan and Management Plan are collectively referred to herein as the "Plans"). The shares of Common Stock to which this Prospectus relates are being offered to certain officers and employees of the Company and its subsidiaries.

         Persons who acquire shares of Common Stock under the Plans by the exercise of the options granted thereunder will be free to resell such shares without restriction unless they are "affiliates" of the Company, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended ("Securities Act"). Affiliates may resell such shares only under an appropriate registration statement with an appropriate prospectus, an appropriate exemption from the registration requirements of the Securities Act, or pursuant to Rule 144 promulgated under the Securities Act.

         The Common Stock is traded on the American Stock Exchange under the symbol "MSI." The last sale price of a share of Common Stock as reported by the American Stock Exchange on January 22, 1998 was $0.625 .

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                   SEE "INVESTMENT CONSIDERATIONS" ON PAGE 4.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is January 23, 1998

                              AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission ("Commission"), Washington, D.C., a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement and exhibits. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit are not complete and the description of such contract or document is qualified in its entirety by reference to such contract or document. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such information, reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus:

(a)  Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

(b) Quarterly Report on Form 10-Q for the three-month period ended September 30, 1997;

(c)  Proxy Statement dated October 24, 1997; and

(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-14 (Registration No. 2-70365) filed with the Commission pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purpose of updating such description; and

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         The Company will furnish without charge, upon oral or written request, to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents not specifically incorporated by reference thereto. In addition, participants in the Plans may obtain information about the plans or their administration from the Company. Such request should be directed to Movie Star, Inc., 136 Madison Avenue, New York, New York 10016, telephone number (212) 684-3400, Attention: Corporate Secretary.

         The delivery of this document at any time does not imply that information herein is correct as of the time subsequent to the date hereof. Statements in this document as to the respective provisions of the Plans are not necessarily complete and in each instance reference is made to the copy of such plan which appears as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on January 23, 1998 and each such statement in this document is qualified in all respects by such reference.


                                   THE COMPANY

         The Company is principally engaged in the design, manufacture, import and sale of ladies' sleepwear, robes, leisurewear, loungewear and daywear and also operates retail outlet stores under the name Movie Star Factory Stores. The Company's products consist of ladies' pajamas, nightgowns, baby dolls, nightshirts, dusters, shifts, sundresses, rompers, short sets, beachwear, peignoir ensembles, robes, leisurewear, panties, and daywear consisting of bodysuits, soft bras, half-slips, teddies and camisoles. These products are manufactured in various fabrics, designs, colors and styles depending on seasonal requirements, changes in fashion and customer demand.


                            INVESTMENT CONSIDERATIONS

         The Company's business is subject to numerous risks including, among others, risks related to (i) a prior history of losses, (ii) fluctuations in the costs of raw materials and the unavailability of reliable sources of supply for the Company's products, (iii) the timing of orders placed by the Company's customers, (iv) foreign government regulation, (v) fluctuations in foreign currency exchange rates, (vi) the addition or loss of significant customers or orders, (vii) the ability of the Company to retain current management, (viii) the ability of current management to direct the affairs of the Company, (ix) the intensely competitive nature of the intimate apparel industry, (x) business conditions and growth in the Company's industry and the general retail climate and (xi) the potential dilution of the Company's securities resulting from the exercise of outstanding options.

         The Company was incorporated in New York in 1935, and has its executive offices at 136 Madison Avenue, New York, New York 10016. The Company's telephone number is (212) 684-3400.


                            THE PURPOSE OF THE PLANS

         The purpose of the Plans is to enable the Company to offer to its employees an opportunity to acquire a proprietary interest in the Company. The Plans are intended to provide an additional incentive to those persons whose past, present and future contributions are important to the success of the Company, and to allow the Company to attract and retain in its employ qualified persons for the successful conduct of its operations.


                            SUMMARY OF THE 1994 PLAN

         The 1994 Plan was adopted by the Board of Directors of the Company on June 8, 1994 and by the stockholders of the Company at the Annual Meeting of Stockholders on December 8, 1994 ("1994 Plan Effective Date").

Administration

         The 1994 Plan is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee has full authority, subject to the provisions of the 1994 Plan, to award Options to the Company's employees
(the "Awards"). Subject to the provisions of the 1994 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination by the Committee of any questions arising under, the 1994 Plan or any rule or regulation established by the Committee pursuant to the 1994 Plan, shall be final, conclusive and binding on all persons interested in the 1994 Plan. Awards under the 1994 Plan are evidenced by agreements.

Shares Subject to the 1994 Plan

         The 1994 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 2,000,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 1994 Plan, the number of shares of Common Stock authorized by the 1994 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a merger or consolidation, stock dividend, stock split or reverse stock split or change in the par value of the Common Stock. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock. If any Award granted under the 1994 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 1994 Plan. There are currently outstanding Awards which entitle the Holders to acquire an aggregate of up to 70,000 shares of Common Stock at an exercise price of $1.125 per share and 1,595,000 shares at an exercise price of $0.625 per share.

Eligibility

         Subject to the provisions of the 1994 Plan, Awards may be granted to employees who are deemed to have rendered or to be able to render significant services to the Company and are deemed to have contributed or to have the potential to contribute to the success of the Company.

Types of Awards

         Options

         The 1994 Plan provides for "Incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The Committee determines the exercise price per share of Common Stock purchasable under an Incentive Option . The exercise price of an Incentive Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). An Incentive Option may only be granted within a 10-year period from the date the 1994 Plan was adopted and approved by the directors and may only be exercised within 10 years of the date of the grant (or within 5 years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Subject to any limitations or conditions the Committee may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or in securities of the Company, or in combination thereof.

         Incentive Options granted under the 1994 Plan are exercisable only by the Holder during his or her lifetime. The Options granted under the 1994 Plan may not be transferred other than by will or by the laws of descent and distribution.

         Generally, the agreements evidencing Awards provide that no Incentive Option, or any portion thereof, granted under the 1994 Plan may be exercised by the Holder unless he or she has held the Award for a period of at least six months following the date on which the Award was granted and is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Incentive Option was granted. If the Holder's employment is terminated for any reason, the portion of the Incentive Option not yet exercisable on the date of termination shall immediately expire and the portion of the Incentive Option which is exercisable on the date of termination may be exercised by the Holder only during the ninety day period following the date of termination. However, in the event the Holder's employment with the Company is terminated due to permanent and total disability, the Holder may still exercise his or her Incentive Option for a period of one year (or such other lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Incentive Option, whichever period is shorter. Should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Incentive Option for a period of one year from death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Incentive Option, whichever period is shorter.

Required Six-Month Holding Period

         Each Incentive Option must be held for a period of six-months, measured from the date of grant before it may be exercised by the Holder.

Withholding Taxes

         Upon the exercise of any Award granted under the 1994 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. If the agreement evidencing an Award so provides, at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Agreements; Transferability

         Incentive Options granted under the 1994 Plan are evidenced by agreements consistent with the 1994 Plan in such form and containing such additional provisions not inconsistent with the 1994 Plan as the Committee may prescribe. Neither the 1994 Plan nor agreements thereunder confer any right to continued employment upon any Holder of an Incentive Option. Further, all agreements will provide that the right to exercise Incentive Options cannot be transferred except by will or the laws of descent and distribution.

Term and Amendments

         Unless terminated by the Board, the 1994 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1996 Plan are no longer outstanding; provided that no further Awards may be made under the 1994 Plan after the date which is ten years following the Plan Effective Date.

                         SUMMARY OF THE MANAGEMENT PLAN

         The Management Plan was adopted by the Board of Directors of the Company on October 17, 1988 ("Management Plan Effective Date") and by the stockholders of the Company at the Annual Meeting of Stockholders on December 13, 1988. Unless terminated by the Board, the Management Plan shall remain effective until such time as no further Awards (as hereafter defined) may be granted and all Awards granted under the Management Plan are no longer outstanding.

Administration

         The Management Plan is administered by the Committee. The Committee has full authority, subject to the provisions of the Management Plan, to make
Awards. Subject to the provisions of the Management Plan, the Committee determines, among other things, the Participants to whom from time to time Awards may be granted, the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination by the Committee of any questions arising under, the Management Plan or any rule or regulation established by the Committee pursuant to the Management Plan, are final, conclusive and binding on all persons interested in the Management Plan.
Awards under the Management Plan are evidenced by agreements.

Shares Subject to the Management Plan

         The Management Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 750,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the Management Plan, the number of shares of Common Stock authorized by the Management Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a merger or consolidation, stock dividend, stock split or reverse stock split or change in the par value of the Common Stock. The shares of Common Stock acquirable pursuant to the Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock. If any Award granted under the Management Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the Management Plan. There are currently outstanding Awards which entitle the Holders to acquire an aggregate of up to 350,000 shares of Common Stock at an exercise price of $.0625 per share.

Eligibility

         Subject to the provisions of the Management Plan, Awards may be granted to executive officers of the Company or its subsidiaries who are deemed to have rendered or to be able to render significant services to the Company and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company or its subsidiaries.

Types of Awards

         Options

         The Management Plan provides for options not qualifying as Incentive Options ("Nonqualified Options"). The Committee determines the exercise price per share of Common Stock purchasable under a Nonqualified Option. The exercise price of a Nonqualified Option may not be less than 100% of the fair market value on the last trading day before the date of grant. Subject to any limitations or conditions the Committee may impose, Nonqualified Options may be exercised, in whole or in part, at any time during the term of the Nonqualified Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or in securities of the Company, or in combination thereof.

         Nonqualified Options granted under the Management Plan are exercisable only by the Holder during his or her lifetime. The Nonqualified Options granted under the Management Plan may not be transferred other than by will or by the laws of descent and distribution, except that the Committee may in its sole discretion allow a Nonqualified Option to be transferable, subject to compliance with applicable securities laws.

         Generally, no Nonqualified Option, or any portion thereof, granted under the Management Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Nonqualified Option was granted. If the Holder's employment is terminated for any reason, the portion of the Nonqualified Option not yet exercisable on the date of termination shall immediately expire and the portion of the Nonqualified Option which is exercisable on the date of termination may be exercised by the Holder only during the thirty day period following the date of termination; provided that, if such termination results from the Holder's deliberate, willful or gross misconduct as determined by the Committee, all rights under the Award shall terminate and expire upon the termination of employment. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her Nonqualified Option for a period of one hundred and eighty days from the date of such termination or until the expiration of the stated term of the Incentive Option, whichever period is shorter. Similarly, should a Holder die within thirty days after the date of termination of employment or while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's Nonqualified Option for a period of one hundred and eighty days from death or until the expiration of the stated term of the Nonqualified Option, whichever period is shorter.

Required Six-Month Holding Period

         All Nonqualified Options must be held for a period of six-months, measured from the date of grant, before it may be exercised by the Holder.

Withholding Taxes

         Upon the exercise of any Award granted under the Management Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain limitations under the Management Plan and at the discretion of the Committee, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Agreements; Transferability

         Nonqualified Options granted under the Management Plan will be evidenced by agreements consistent with the Management Plan in such form and containing such additional provisions not inconsistent with the Management Plan as the Committee may prescribe. Neither the Management Plan nor agreements thereunder confer any right to continued employment upon any Holder of an Nonqualified Option. Further, all agreements will provide that the right to exercise Nonqualified Options cannot be transferred except by will or the laws of descent and distribution.

Term and Amendments

         Unless terminated by the Board, the Management Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Management Plan are no longer outstanding. The Board may at any time, and from time to time, amend the Management Plan, provided that the Board may not, without approval of the stockholders of the Company (i)increase the maximum number of shares as to which Options may be granted under the Management Plan, (ii) permit the granting of Nonqualified Options at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Nonqualified Options under the Management Plan; and provided further, no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the Management Plan without the Holder's consent.


            RESTRICTIONS ON RESALE OF SHARES ACQUIRED UNDER THE PLANS

         Persons who, on or after the date of this Prospectus, purchase shares of Common Stock upon the exercise of Options granted under any of the Plans, will be free to resell those shares without restriction under the exemption from registration provided by Section 4(1) of the Securities Act, except for those persons who are "affiliates" of the Company. Such affiliates may resell such shares pursuant to an appropriate effective registration statement under the Securities Act or pursuant to an available exemption from registration. "Affiliate" is defined under the Securities Act as a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. In general, persons with the power to manage and direct the policies of the Company, and relatives of such persons, among others, may be deemed to be affiliates of the Company.

         If an affiliate wishes to resell or reoffer shares purchased under a Plan, and if a registration statement is not in effect with respect to such shares, the affiliate will be obliged as a precondition to any resale or reoffer to comply with either (i) Rule 144 under the Securities Act or (ii) some other applicable exemption under the Securities Act.

         Each person who may be an affiliate should, prior to reselling or reoffering any option shares, consult with counsel to determine whether he or she may be subject to the foregoing restrictions.

Section 16(b) Limitations

         Certain of the persons participating in the Plans are subject to limitations imposed by Section 16(b) of the Exchange Act and, as such, may not purchase and sell securities of the Company in any six-month period without subjecting themselves to liability thereunder. Persons subject to the limitations of Section 16(b) should consult with counsel before exercising, purchasing, selling or otherwise transferring securities of the Company.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the Plans is only a summary of the general rules applicable to the grant and exercise of Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plans. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively. Each Holder should consult with his or her own personal tax advisor with respect to the individual tax consequences resulting from participation in the Plans.

Nonqualified Options

         With respect to Nonqualified Options (i) upon grant of the Option, the Holder will recognize no income, (ii) upon exercise of the Option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable, and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

         If the shares acquired upon exercise of a Nonqualified Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

Incentive Options

         The Holder will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

         If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information. *



              * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a)  Annual Report on Form 10-K for the fiscal year ended June 30, 1997

(b)  Quarterly Report on Form 10-Q for the period ended September 30, 1997;

(c)  Proxy Statement dated October 24, 1997; and

(d) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form S-14 (Registration No. 2-70365) filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment(s) or report(s) filed for purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Sections 721 through 726, inclusive, of the New York Business Corporation Law ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

         Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation of its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (ii) the declaration of dividends or other distributions, repurchases or redemptions of shares in violation of the BCL; (iii) the distribution of assets after dissolution or making of loans to directors in violation of the BCL; or (iv) any transaction from which the director derived a financial profit or other advantage to which he or she was not legally entitled.

         The Company's Restated Certificate of Incorporation provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the By-Laws of the Company provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Company against reasonable expenses, including attorney's fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Company's By-Laws is not deemed exclusive of, or in any way to limit, any other rights to which any person seeking indemnification may be entitled.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.


Exhibit No.         Description
   4.1              1994 Incentive Stock Option Plan

   4.2              1988 Management Stock Option Plan

   4.3 Form of Stock Option Agreement for options granted under the 1994 ISOP

   4.4 Form of Stock Option Agreement for options granted under the 1988 Management Plan

   5.1              Opinion of Graubard Mollen & Miller

   23.1             Consent of Deloitte & Touche LLP, independent  auditors  for
                    Registrant

   23.2             Consent  of Graubard  Mollen & Miller  (Included  in
                    Exhibit 5.1)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23 day of January , 1998.

                                        MOVIE STAR, INC.


                                        By:     /s/ MARK M. DAVID
                                           ------------------------------------
                                           Mark M. David, Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark M. David and Saul Pomerantz his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                                                        Date
/S/ MARK M. DAVID                                 Chief Executive Officer,  and Director                      January 23, 1998
------------------------------------------------  (Principal Executive Officer)
Mark M. David

 /S/ MELVYN KNIGIN                                President, Chief Operating Officer, and                     January 23, 1998
 -----------------------------------------------  Director
Melvyn Knigin

/S/ SAUL POMERANTZ                                Chief Financial Officer, Executive Vice                     January 23, 1998
------------------------------------------------  President, Secretary and Director
Saul Pomerantz                                    (Principal Financial Officer)



/S/ JOEL M. SIMON                                 Director                                                    January 23, 1998
------------------------------------------------
Joel M. Simon

/S/ GARY W. KRAT                                  Director                                                    January 23, 1998
------------------------------------------------
Gary W. Krat


                                  EXHIBIT INDEX



Exhibit No.         Description

   4.1              1994 Incentive Stock Option Plan

   4.2              1988 Management Stock Option Plan

   4.3 Form of Stock Option Agreement for options granted under the 1994 ISOP

   5.1              Opinion of Graubard Mollen & Miller

   23.1             Consent of Deloitte & Touche LLP, independent auditors for
                    Registrant

   23.2             Consent of Graubard Mollen & Miller(Included in Exhibit 5.1)

-----------------------------------------------------


-----------------------------------------------------


  No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.


                            -------------------------

                                TABLE OF CONTENTS

                                                                          Page

Available Information......................................................2
Documents Incorporated by Reference........................................2
The Company................................................................3
The Purpose of the Plans...................................................3
Summary of the 1994 Plan...................................................3
Summary of the Management Plan.............................................6
Restrictions on Resale of Shares
  Acquired Under the Plans.................................................8
Federal Income Tax Consequences............................................8

                            -------------------------

-----------------------------------------------------


-----------------------------------------------------



                          ----------------------------

                        1994 Incentive Stock Option Plan
                        2,000,000 Shares of Common Stock
                          ----------------------------

                        1988 Management Stock Option Plan
                         750,000 Shares of Common Stock
                          ----------------------------


                                MOVIE STAR, INC.



                                   PROSPECTUS



                                January 23, 1998